                                                                Exhibit 21.1 (h)

                           SUBSIDIARIES OF REGISTRANT

      Subsidiary                  State of Incorporation Date of Incorporation
      ----------                  ---------------------- ---------------------

      WebOrder Inc.                      Delaware          March 23, 2000

      StarNet Technologies, Inc.         Delaware          October 13, 1999